UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2016

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2016 the Board of Directors (the “Board”) of Reinsurance Group of America, Incorporated (the “Company”) appointed Patricia L. Guinn to the Board, effective on such date, for a term of office ending May 23, 2017, or until her successor is duly elected and qualified. The addition of Ms. Guinn increases the size of the Board to twelve directors.

Ms. Guinn, 61, was the Managing Director of Risk and Financial Services and a member of the executive leadership team at Towers Watson from 2010 to 2015. Previously, she served as a member of the Board and the Managing Director of Risk and Financial Services at Towers Watson’s predecessor company, Towers Perrin.

The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a participant since January 1, 2015, in which the amount involved exceeds $120,000 and in which Ms. Guinn had, or will have, a direct or indirect material interest.

The Company issued a press release announcing the appointment Ms. Guinn, a copy of which is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Reinsurance Group of America, Incorporated dated October 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: October 19, 2016	By:	/s/ Todd C. Larson
Todd C. Larson Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 19, 2016